Exhibit 10.4

FINDER AGREEMENT

October 22, 2010

VISTA GOLD CORP.
7961 Shaffer Parkway, Suite 5
Littleton, CO 80127

Attention:                      Michael B. Richings, Chief Executive Officer

Dear Sirs:

Sprott Asset Management L.P. (the “Finder”), understands that Vista Gold Corp. (“Vista” or the “Corporation”) proposes to issue and sell on a private placement basis up to 14,676,740 special warrants (“Special Warrants”) at a price of US$2.30 per Special Warrant (the “Offering Price”) for total subscription proceeds of approximately US$33,756,502 (the “Offering”).  Each Special Warrant will be deemed to be exercised, upon receipt of the approval of Vista’s shareholders of the Offering, without additional consideration, for one common share in the capital of the Corporation (a “Share”) and one common share purchase warrant (a “Warrant”), subject to adjustment, in certain circumstances as described in the Special Warrant Indenture (as hereinafter defined) governing the Special Warrants.

The Finder acknowledges that, in connection with the Offering, Sprott Private Wealth L.P. and Wellington West Capital Markets Inc. (collectively, the “Agents”) will also act as agents, and that Global Resource Investments, Ltd. (the “U.S. Finder”) will also act as a finder, in connection with identifying other purchasers of Special Warrants pursuant to the Offering.

Each Warrant will be exercisable to acquire, subject to adjustment as set out in the Warrant Indenture (as hereinafter defined), one common share in the capital of the Corporation (a “Warrant Share”) at any time from the issuance of the Warrant until 4:30 p.m. (Vancouver time) on the date (the “Expiry Date”) which is the earlier of the date that is five years after the Closing Date (as hereinafter defined), and the 25th business day following the date on which the Corporation provides notice that an Acceleration Event (as hereinafter defined) has occurred, at the Exercise Price (as hereinafter defined).

The Offering is subject to, among other things, approval of the shareholders of the Corporation of the terms of the Offering, as required by the Toronto Stock Exchange, the NYSE Amex and any other applicable authorities.

An amount equal to 100% of the gross proceeds from the sale of the Special Warrants (the “Escrowed Amount”) will be deposited into escrow (“Escrow”) with the Special Warrant Agent (as hereinafter defined) and will be dealt with in accordance with the terms of the Special Warrants (as summarized in Section 5 hereof).

Exhibit 10.4

DEFINITIONS

1.	Definitions

In this Agreement:

“Acceleration Event” means any time the closing trading price of the Common Shares on the NYSE Amex is at least 35% above the then current Exercise Price of the Warrants on 15 or more consecutive trading days;

“Agency Agreement” means the agency agreement between the Corporation and the Agents dated on or about the date hereof, as such agreement may be amended or restated from time to time;

“Agents”  has the meaning given to it in the second paragraph of this Agreement;

“Business Day” means a day which is not a Saturday, a Sunday or a statutory or civic holiday in Vancouver, British Columbia, Toronto, Ontario or Denver, Colorado;

“Canadian Securities Laws” means, as applicable, the securities laws, regulations, rules, instruments, rulings, orders and notices in each of the provinces and territories of Canada, and the applicable policy statements issued by the securities regulators or regulatory authorities in each of the provinces and territories of Canada;

“Closing” means the completion of the issue and sale by the Corporation of the Special Warrants;

“Closing Date” means October 22, 2010 or such other date as the Corporation, the Finder, the U.S. Finder and the Agents may agree upon in writing;

“Closing Time” means 9:00 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the Corporation, the Finder, the U.S. Finder and the Agents may agree;

“Common Shares” means the common shares in the capital of the Corporation;

“Compensation Warrants” has the meaning given to it in subsection 8(b) of this Agreement;

“Compensation Warrant Certificate” means the certificate representing the Compensation Warrants;

“Compensation Warrant Share” has the meaning given to it in subsection 8(b) of this Agreement;

“Corporation” means Vista Gold Corp.;

“Escrow Deadline” means 4:30 p.m. (Vancouver time) on December 15, 2010 or such other date as may be agreed to by the Agents, the Finder, the U.S. Finder and the Corporation;

“Escrowed Funds” has the meaning given to it in Section 5;

“Exercise Price” means:

(i)	US$3.50 at any time up to and including 4:30 p.m. (Vancouver time) on the first anniversary of the Closing Date;

Exhibit 10.4

(ii)	US$4.00 at any time after the first anniversary of the Closing Date and up to and including 4:30 p.m. (Vancouver time) on the second anniversary of the Closing Date;

(iii)	US$4.50 at any time after the second anniversary of the Closing Date and up to and including 4:30 p.m. (Vancouver time) on the third anniversary of the Closing Date;

(iv)	US$5.00 at any time after the third anniversary of the Closing Date and up to and including 4:30 p.m. (Vancouver time) on the Expiry Date;

“Exercise Date” means, with respect to any Special Warrants, the date upon which the Special Warrants are deemed to be exercised;

“Finder’s Fee” means the consideration in the form of securities provided to the Finder as set forth in subsections 8(a) and (b) of this Agreement;

“Indemnified Party” has the meaning given to it in Section 10 of this Agreement;

“Meeting” means the special meeting of the shareholders of the Corporation at which the Shareholder Approval will be sought;

“misrepresentation”, “material fact”, “material change”, “affiliate”, “associate” shall have the respective meanings given to it in the Securities Act (British Columbia);

“NI 45-106” has the meaning given to it in subsection 3(a) of this Agreement;

“Notice” has the meaning given to it in Section 17 of this Agreement;

“NYSE Amex” means NYSE Amex Equities stock exchange;

“Purchaser” means a purchaser of Special Warrants pursuant to the Offering;

“Regulation S” means Regulation S as promulgated under the U.S. Securities Act;

“Securities” means the Special Warrants, the Common Shares and Warrants issuable upon exercise of the Special Warrants and the Common Shares issuable upon exercise of the Warrants;

“Services” has the meaning given to it in Section 2 of this Agreement;

“Shareholder Approval” means the passing of a resolution by the majority of the shareholders of the Corporation at a special meeting of shareholders approving the terms of the Offering;

“Special Warrant Agent” means Computershare Trust Company of Canada in its capacity as special warrant agent under the Special Warrant Indenture;

“Special Warrant Indenture” means the indenture to be dated as of the Closing Date, and to be entered into between the Corporation and the Special Warrant Agent pursuant to which the Special Warrants will be issued;

“Special Warrants” has the meaning given to it in the first paragraph of this Agreement;

Exhibit 10.4

“Subscription Agreements” means collectively, the subscription agreements entered into between the Corporation and each of the Purchasers in respect of the Offering and includes all schedules thereto;

“TSX” means the Toronto Stock Exchange;

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Finder”  has the meaning given to it in the second paragraph of this Agreement;

“U.S. Person” means a “U.S. person” as such term is defined in Regulation S;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Warrant Agent” means Computershare Trust Company of Canada in its capacity as warrant agent under the Warrant Indenture;  and

“Warrant Indenture” means the indenture to be dated as of the Closing Date, and to be entered into between the Corporation and the Warrant Agent pursuant to which the Warrants will be issued.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to “Sections”, “subsections” or “clauses” are to the appropriate section, subsection or clause of this Agreement.

TERMS AND CONDITIONS

2.	Description of Services

The Finder hereby agrees to provide services as a finder in respect of the Offering (the “Services”).  The Services shall include:

•
using commercially reasonable efforts to identify certain funds managed by the Finder as potential purchasers of Special Warrants, with whom the Finder has pre-existing business relationships and who the Finder reasonably believes are qualified to participate in the Offering;

•	arranging for such investors to receive, or directing them where to obtain, corporate and business related information of the Corporation from publicly available sources, including SEDAR and EDGAR;

•	introducing such investors to management of the Corporation and, if requested, assisting such qualified investors in completing the Subscription Agreement; and

•
gathering and forwarding the completed Subscription Agreements to the Corporation’s legal counsel and the funds therefor to the Special Warrant Agent to hold, in escrow, pending shareholder approval of the Offering.

The Corporation acknowledges and confirms that:

(a)	the Services are provided as a finder and facilitator only and not as the Corporation’s agent; and

Exhibit 10.4

(b)
the Finder shall not bear any responsibility or assume any liability for any statements made by the Corporation in connection with the Offering, including the accuracy of any representations made by the Corporation to any investors in the Subscription Agreement.

3.	Conduct of the Services

The Finder acknowledges that the securities to be offered in the Offering, including Special Warrants, Shares, Warrants, and Warrant Shares, and issued as part of the Finder’s Fee (and as part of the fees payable to the Agents and the U.S. Finder), including Compensation Warrants and Compensation Warrant Shares, may only be offered, sold and issued pursuant to exemptions from the prospectus requirements in Canada. Accordingly, the activities of the Finder shall be limited to the location, identification and introduction to the Corporation of:

(a)	‘accredited investors’ (as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators (“NI 45-106”)) resident in Canada;

(b)	investors located outside of Canada and the United States (in accordance with the following two paragraphs) and are able to purchase such securities in accordance with applicable local securities law;

(c)
the parties acknowledge that the Securities have not been and will not be at the time of issuance registered under the U.S. Securities Act or applicable state securities laws, except for the Common Shares issuable upon exercise of the Warrants which may be registered at the time of issuance and the Special Warrants may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons except pursuant to exemptions from the registration requirements of the U.S. Securities Act and the applicable laws of any applicable state of the United States.  Accordingly, the Corporation and the Finder agree that Finder will not provide any services in the United States and will not locate, identify or introduce any person that is in the United States, a U.S. Person or a person acting for the account or benefit of U.S. Person; and

(d)
none of the Finder, its affiliates nor any person acting on their behalf: (i) has made or will make any offer to sell or any solicitation of an offer to buy, any Special Warrants to any person within the United States or to, or for the account or benefit of, any U.S. Person; (ii) has made or will make any identification or introduction of a person unless such person is, or the Finder reasonably believes that such person is, not a U.S. Person nor a person within the United States and is not acting for the account or benefit of any U.S. Person; (iii) has engaged or will engage in any “directed selling efforts” (as defined in Regulation S) in the United States with respect to the Special Warrants.

4.	Finder’s Representations, Warranties and Covenants

The Finder represents and warrants to, and covenants with, the Corporation that it:

(a)	is a validly created limited partnership with an office at the address set out on the first page hereof;

(b)	is neither an insider, nor an associate of an insider of, the Corporation and deals at arm’s length to the Corporation;

(c)	is an ‘accredited investor’ as defined in NI 45-106;

Exhibit 10.4

(d)
is at the time hereof, and as of the time it will carry out the Services will be, duly registered and in good standing with respect thereto as an exempt market dealer under applicable securities legislation in Canada;

(e)
will not make any representations concerning the Corporation not authorized by the Corporation in writing or untrue statement of a material fact nor omit to state a material fact required to be stated or necessary to make any statement not misleading;

(f)
has complied and will comply with the applicable Canadian Securities Laws in connection with the distribution of the Special Warrants, and shall offer the Special Warrants for sale to the public directly upon the terms and conditions set out in this Agreement.

(g)
shall distribute the Special Warrants in a manner which complies with and observes all applicable Canadian Securities Laws and will not, directly or indirectly, offer, sell or deliver any Special Warrants to any person in any jurisdiction other than Canada except in a manner which will not require the Corporation to comply with the registration, prospectus, filing or other similar requirements under the applicable securities laws of such other jurisdictions;

(h)
has and shall maintain all business and professional licenses, registrations and permits necessary or appropriate, and agrees to obtain and maintain any such license, registration or permit that may hereafter become necessary or appropriate, under all applicable laws and regulations, and shall otherwise comply with all applicable laws and regulations to complete the services under this Agreement;

(i)	will only provide the Services, and receive the Finder’s Fee, in compliance with the laws of the jurisdictions in which the Offering is offered and sold;

(j)
the Finder (i) is not a person in the United States or a U.S. person, (ii) is not receiving the Finder’s Special Warrants, including the Common Shares and Warrants issuable upon exercise of the Finder’s Special Warrants, or the Compensation Warrants for the account or benefit of a U.S. Person, (iii) has no present intention of distributing the Finder’s Special Warrants, including the Common Shares and Warrants issuable upon exercise thereof, or the Compensation Warrants into the United States or to, or for the account or benefit of, a U.S. Person, (iv) the Finder will not offer, sell, pledge or transfer, directly or indirectly, any of the Finder’s Securities, Compensation Warrants or Compensation Warrant Shares into the United States or to, or for the account or benefit of a U.S. Person, unless pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, and (v) the Finder will not engage in any hedging transactions in relation to the Securities, the Compensation Warrants or the Compensation Warrant Shares except in accordance with the U.S. Securities Act;

(k)
the Finder acknowledges that the Finder’s Special Warrants, the Warrants issuable upon exercise of the Finder’s Special Warrants and the Compensation Warrants may not be exercised by a person in the United States, a U.S. Person or for the account or benefit of a U.S. Person and the Common Shares issuable upon exercise of the Finder’s Special Warrants, the Warrants issuable upon exercise of the Finder’s Special Warrants, or the Compensation Warrants may not be delivered to an address in the United States unless such exercise is registered under the U.S. Securities Act and any applicable securities laws of any state of the United States or such exercise is pursuant to an exemption from such registration requirements where the Corporation has received an opinion of legal counsel of recognized standing in form and substance reasonably satisfactory to the

Exhibit 10.4

Corporation and the Special Warrant Agent or Warrant Agent, as the case may be, to such effect;

(l)
the Finder acknowledges that the Compensation Warrants and the Compensation Warrant Shares will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and will be subject to a “hold period” pursuant to Rule 144 under the U.S. Securities Act during which such securities may not be offered, sold, pledged or otherwise transferred except pursuant to registration under the U.S. Securities Act and in accordance with all applicable state securities laws, pursuant to the requirements of Regulation S, or pursuant to an exemption from such registration requirements.  The Finder acknowledges that removal of the U.S. restrictive legend pursuant to resales under Rule 904 of Regulation S is not permitted pursuant to Rule 905 of Regulation S; and

(m)
The Finder agrees that it will send to each “distributor” (as defined in Regulation S), dealer (as defined in Section 2(a)(12) of the U.S. Securities Act), or other person who is receiving a selling concession, fee or other remuneration in respect of the Securities to which it sells Securities during the six months after the later of the commencement of the Offering and the date of closing of the Offering (the “Distribution Compliance Period”), a confirmation or other notice setting forth that during the Distribution Compliance Period offers and sales of the Securities within the United States or to, or for the account or benefit of, U.S. Persons may not be made, except in compliance with Regulation S under the U.S. Securities Act, pursuant to registration of the Securities under the U.S. Securities Act or pursuant to an available exemption from the registration requirements of the U.S. Securities Act.

5.	Escrow

The Corporation and agrees that an amount equal to 100% of the gross proceeds of the Offering (the “Escrowed Funds”) will be held by the Special Warrant Agent in accordance with the terms of the Special Warrant Indenture until the Meeting.  After the Meeting, the Escrowed Funds will be distributed as follows:

(i)	if the Shareholder Approval is obtained at the Meeting prior to the Escrow Deadline, the Escrowed Funds (together with all interest earned thereon) will be released to the Corporation; and

(ii)
if the Shareholder Approval is not obtained at the Meeting or on or before the Escrow Deadline, the Escrowed Funds will be returned to the Purchasers and any interest thereon will be released to the Corporation.

6.	Representations and Warranties of the Corporation

All representations and warranties made by the Corporation in the Agency Agreement are incorporated by reference herein and made to and for the benefit of the Finder.

7.	Covenants of the Corporation

The Corporation hereby covenants that the Corporation shall:

(a)	duly execute the Subscription Agreements which have been duly completed by the Purchasers, the Special Warrant Certificates and the Special Warrant Indenture, and duly

Exhibit 10.4

and punctually perform all the obligations to be performed by it under the Subscription Agreements, the Special Warrant Certificates and the Special Warrant Indenture;

(b)
use commercially reasonable efforts to obtain the approval of the TSX and NYSE Amex to list the Shares, Warrant Shares and Compensation Warrant Shares on such stock exchanges on that date which is four months and one day after the Closing Date, subject only to standard listing conditions in respect of the TSX and subject only to official notice of issuance if required in respect of NYSE Amex;

(c)
use commercially reasonable efforts obtain the approval of the TSX to list the Warrants on such stock exchange on that date which is four months and one day after the Closing Dates, subject only to the standard listing conditions of the TSX;

(d)
fulfil all legal requirements to permit the creation, issuance, offering and sale of the Special Warrants and file or cause to be filed all documents, applications, forms or undertakings reasonably required to be filed by the Corporation and take or cause to be taken all action reasonably required to be taken by the Corporation in connection with the purchase and sale of the Special Warrants so that the distribution of the Special Warrants may lawfully occur by way of exemption from the requirement to file a prospectus in Canada or a registration statement in the United States or similar document in any other jurisdiction;

(e)	until the Exercise Date shall have occurred, use commercial reasonable efforts to promptly provide to the Finder, prior to the publication, filing or issuance thereof, any communication to the public;

(f)
ensure that the Special Warrants and Compensation Warrants when issued on the Closing Date contain all material attributes substantially in the form described in this Agreement and that the Shares and Warrants, the Warrant Shares and the Compensation Warrant Shares duly reserved and allotted for issuance upon the due exercise of the Special Warrants, Warrants or Compensation Warrants, as the case may be, in accordance with their terms;

(g)
ensure that the Special Warrants (upon payment therefor), the Shares and Warrants (upon the deemed exercise of the Special Warrants), the Compensation Warrants, the Warrant Shares (upon due exercise of the Warrants) and the Compensation Warrant Shares (upon due exercise of the Compensation Warrants) will be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(h)	comply with each of the covenants of the Corporation set out in the Subscription Agreements and the Special Warrant Indenture; and

(i)	use commercially reasonable efforts to obtain, at or prior to the Escrow Deadline, the Shareholder Approval.

8.	Fees and Expenses

(a)
In consideration of the Services, the Corporation agrees to issue to the Finder that number of Special Warrants equal to 5% of the aggregate number of Special Warrants purchased by Purchasers introduced to the Corporation by the Finder pursuant to the Offering.

(b)
The Corporation also agrees to issue to the Finder that number of compensation warrants (“Compensation Warrants”) equal to 5% of the aggregate number of Special Warrants purchased by Purchasers introduced to the Corporation by the Finder. Each Compensation Warrant shall be exercisable for one Common Share (a “Compensation

Exhibit 10.4

Warrant Share”) at a price of US$2.30 for a period of two years following the Closing Date.

(c)
The Corporation shall reimburse the Finder for, all reasonable fees and disbursements of the Finder’s legal counsel as well as all reasonable “out-of-pocket” expenses of the Finder (the “Finder’s Expenses”).

9.	Closing

The purchase and sale of the Special Warrants shall be completed at the Closing Time at the offices of Borden Ladner Gervais LLP, Vancouver, British Columbia or at such other place or places as may be agree upon.

It shall be a condition precedent to the closing of the Offering as it relates to investors introduced by the Finder that the Corporation shall:

(a)
prepare forms of the Subscription Agreement and Warrant, Special Warrant and Compensation Warrant certificates in consultation with, and subject to the approval of, acting reasonably, the Finder and its legal counsel; and

(b)
deliver to the Finder and its legal counsel an opinion regarding various Canadian legal matters related to the Offering and a certificate of an officer of the Company regarding various factual matters, in each case in a form reasonably acceptable to the Finder and their legal counsel.

10.	Indemnity

(a)
The Corporation covenants and agrees to indemnify and save harmless each of the Finder and its affiliates, and their respective directors, officers, employees, shareholders and agents (collectively, “Finder’s Personnel”), against all losses (other than loss of profits), claims, damages, liabilities, and reasonable costs or expenses, whether joint or several, caused or incurred by reason of or in connection with the transactions contemplated hereby including, without limitation, the following:

(i)
the omission or alleged omission to state in any certificate of the Corporation or of any officer of the Corporation delivered in connection with the Offering any material fact required to be stated therein where such omission or alleged omission constitutes or is alleged to constitute a misrepresentation;

(iii)
the non-compliance or alleged non-compliance by the Corporation with any material requirement of applicable securities laws, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection; and

(iv)
a material breach of any representation, warranty or covenant of the Corporation contained in this Agreement to be entered into in connection with the Offering or the failure of the Corporation to comply in all material respects with any of its obligations hereunder or thereunder, and will reimburse the Finder and any Finder’s Personnel promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities or actions in respect thereof, as incurred.

Exhibit 10.4

The Corporation shall not, without the prior written consent of the Finder, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment

Exhibit 10.4

in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Finder or any of the Finder’s Personnel are a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Finder and Finder’s Personnel from all liability arising out of such claim, action, suit or proceeding.  Notwithstanding the foregoing, an indemnifying party shall not be liable for the settlement of any claim or action in respect of which indemnity may be sought hereunder effected without its written consent, which consent shall not be unreasonably withheld.

(b)
If any matter or thing contemplated by this indemnity shall be asserted against any party in respect of which indemnification is or might reasonably be considered to be provided (an "Indemnified Party"), such Indemnified Party will notify the Corporation as soon as possible and in any event on a timely basis, of the nature of such claim, provide copies of relevant documentation, keep the Corporation advised of the progress thereof and discuss with the Corporation any significant actions proposed.  The Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement may be made by the Corporation or the Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld.

(c)
The indemnity in subsection (a) shall not apply to the extent that: (i) such Indemnified Party has been negligent or has committed wilful misconduct or any fraudulent act in the course of its performance of professional services rendered under this Agreement; or (ii) such losses, expenses, claims, damages or liabilities to which the Indemnified Party may be subject were caused by the negligence, wilful misconduct or fraudulent act of the Indemnified Party.

(d)
In any claim, the Indemnified Party shall have the right to retain other counsel to act on the Indemnified Party's behalf, provided that the fees and disbursements of such other counsel reasonably incurred shall be paid by the Indemnified Party, unless (i) the Corporation and the Indemnified Party mutually agree to retain such other counsel, (ii) the Corporation fails to appoint counsel to act on behalf of the Indemnified Party in respect of such claim within a reasonable period of time, or (iii) the named parties to any such claim (including any third or implicated party) include both the Indemnified Party on the one hand and the Corporation, on the other hand, and the representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests. In the event that the Indemnified Party retains other counsel to act on the Indemnified Party's behalf in accordance with clause (i), (ii) or (iii) above, the fees and disbursements of such other counsel shall be paid by the Corporation to the extent that they have been reasonably incurred.

(e)
With respect to any Indemnified Party who is not a party to this Agreement, it is the intention of the Corporation to constitute the Finder as trustee for such Indemnified Party of the rights and benefits of this Section and the Finder agrees to accept such trust and to hold the rights and benefits of this Section in trust for an on behalf of such Indemnified Party.

11.	Contribution

(a)	Contribution by Corporation

Exhibit 10.4

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 10 would otherwise be available in accordance with its terms but is, for any reason (other than the occurrence of the events referred to in subsections 10(c)(i) and (ii)), unavailable to or unenforceable by the Finder or enforceable otherwise than in accordance with its terms or insufficient to hold any Indemnified Party harmless, the Corporation shall contribute to the amount paid or payable by any Indemnified Party in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and any Indemnified Party on the other hand but also the relative fault of the Corporation or any Indemnified Party as well as any relevant equitable considerations. The Corporation shall in any event be liable to contribute to the amount paid or payable by an Indemnified Party as a result of a claim under Section 10, any amounts in excess of the Finder’s Fee or any portion of such fee actually received by the Indemnified Party.  The Finder shall not in any event be liable to contribute, in the aggregate, any amounts in excess of the Finder’s Fee or any portion of such fee actually received.  However, no party who has engaged in any fraud, fraudulent misrepresentation, wilful misconduct or negligence shall be entitled to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation, wilful misconduct or negligence.

(b)	Right of Contribution in Addition to Other Rights

The rights to contribution provided in this Section shall be in addition to and not in derogation of any other right to contribution which the Finder may have by statute or otherwise at law.

(c)	Calculation of Contribution

If the Corporation may be held to be entitled to contribution from the Finder under the provisions of any statute or at law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of:

•	the portion of the full amount of the loss or liability giving rise to such contribution for which the Finder is responsible, as determined in subsection 11(a), and

•	the amount of the aggregate fee actually received by the Finder from the Corporation under this Agreement.

(d)	Right of Contribution in Favour of Others

With respect to any Indemnified Party who is not a party to this Agreement, it is the intention of the Corporation to constitute the Finder as trustees for such Indemnified Party of the rights and benefits of this Section and the Finder agree to accept such trust and to hold the rights and benefits of this Section in trust for and on behalf of such Indemnified Party.

12.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

13.	Survival of Representations and Warranties

Exhibit 10.4

The representations, warranties, covenants, obligations and agreements of the Corporation contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Special Warrants shall survive the purchase of the Special Warrants and shall continue in full force and effect for a period of two years following the Closing Date regardless of any subsequent disposition of the Special Warrants by the Purchasers and shall not be limited or prejudiced by the distribution of the Special Warrants.

14.	Time of the Essence

Time shall be of the essence of this Agreement.

15.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable in British Columbia and the parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of such province.

16.	Funds

Unless otherwise specified, all funds referred to in this Agreement shall be in United States dollars.

17.	Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “Notice”) shall be in writing addressed as follows:

If to the Corporation, addressed and sent to:

Vista Gold Corp.
7961 Shaffer Parkway, Suite 5
Littleton, CO 80127

Attention:  Michael B. Richings, Chief Executive Officer
Fax:
Email:

with a copy (which shall not constitute notice) to:

Borden Ladner Gervais LLP
1200 Waterfront Centre
200 Burrard Street
P.O. Box 48600
Vancouver, BC
V7X 1T2

Attention:                      Melanie M. Bradley
Fax:                      (604) 622-5824
Email:                      mebradley@blg.com

If to the Finder, addressed and sent to:

Exhibit 10.4

Sprott Asset Management LP
Royal Bank Plaza
South Tower, Suite 2700
200 Bay Street, P.O. Box 27
Toronto, Ontario
M5J 2J1

Attention:                      Kirstin McTaggart
Fax:                      (416) 943-4065
Email:                      kmctaggart@sprott.com

with a copy (which shall not constitute notice) to:

Heenan Blaikie LLP
Bay Adelaide Centre
Suite 2900, P.O. Box 2900
333 Bay Street
Toronto, Ontario
M5H 2T4

Attention:                      Sonia Yung
Fax:                      (416) 360-8425
Email:                      syung@heenan.ca

or to such other address as any of the persons may designate by Notice given to the others.

Each Notice shall be personally delivered to the addressee or sent by fax to the addressee and (i) a Notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a Notice which is sent by fax shall be deemed to be given and received on the first Business Day following the day on which it is sent.

18.	Entire Agreement

The provisions herein contained constitute the entire agreement between the parties relating to the Offering and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written.

19.	Press Releases

Any press release connected with the Offering issued by the Corporation shall be issued only after consultation with the Finder and in compliance with Canadian Securities Laws and applicable securities laws in the United States.
20.	Counterparts

This Agreement may be executed by anyone or more of the parties to this Agreement in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.	Facsimile

Exhibit 10.4

The Corporation and the Finder shall be entitled to rely on delivery by facsimile of an executed copy of this Agreement and acceptance by the Corporation and the Finder of that delivery shall be legally effective to create a valid and binding agreement between the Corporation and the Finder in accordance with the terms of this Agreement.

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Exhibit 10.4

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing this letter where indicated below and returning the same to the Finder upon which this letter as so accepted shall constitute an agreement among us.

Yours very truly,

SPROTT ASSET MANAGEMENT L.P. by its general partner, Sprott Asset Management GP Inc.

By:           /s/  Kristin McTaggart /s/
Authorized Officer

The foregoing offer is accepted and agreed to as of the date first above written.

VISTA GOLD CORP.

By:           /s/  Michael B. Richings /s/
Authorized Officer